Comiskey & Company
Professional Corporation

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this registration statement on Form S-1 of our report dated July 23, 2007 relating to the financial statements of Forme Capital, Inc. for the year ended April 30, 2007.

Denver, Colorado
May 9, 2008

Comiskey & Company
PROFESSIONAL CORPORATION

Certified Public Accountants & Consultants

789 Sherman Street • Suite 385 • Denver, CO 80203
(303) 830-2255 • Fax (303) 830-0876 • info@comiskey.com • www.comiskey.com